UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

GOLDEN FORK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-169152	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Pine Island Road, Suite 305 Fort Lauderdale, FL 33324
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 800.330.1860

8 Hermitage Way, Meadowridge Constantia, 7806 Western Cape, RSA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01	Changes in Control of Registrant

On February 17, 2012, Alida Heyer (the “Seller”), who holds the voting rights equivalent to 78.7% of the outstanding shares of common stock of Golden Fork Corporation (the “Company”), entered into a stock purchase agreement (the “Agreement”) with TRIG Special Purpose 1, LLC, a Nevada Corporation, (the “Purchaser”) to sell to the Purchaser all her shares of the Company’s common stock, consisting of 2,000,000 shares (the “Shares”). Pursuant to the Agreement, the Purchaser paid the Seller $240,000 for the Shares.

The Seller has resigned from all her officer positions of the Company, but has remained on as a director of the Company as further disclosed in Item 5.02 of the Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the closing of the Agreement, Alida Heyer submitted her resignation letter pursuant to which she resigned as President, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer) of the Company, effective immediately.  Our Board of Directors appointed Allan Hartley to serve as our Chief Executive Officer, Adam Wasserman to serve as our Chief Financial Officer, and Alfonso J. Cervantes to serve as our President, Secretary and Treasurer, effective immediately at the closing of the Agreement.

On the same day, our Board of Directors increased its size from one (1) to two (2) members and appointed Mr. Cervantes to fill the empty spot. The appointments of Mr. Cervantes will become effective on the tenth day following our mailing of an information statement (the “Information Statement”) to our stockholders in compliance with the requirements of Section 14f-1 of the Exchange Act. The Information Statement is expected to be mailed to our stockholders on or about February24, 2012.

Allan Hartley, 60, is the Chief Executive Officer of the Company. Mr. Hartley is the Managing Partner of Trendman Group LLC, a Boston-based staffing industry consulting firm which he formed in 2009. In 2005, Mr. Hartley was a member of the team which started AccountAbilities, Inc., a staffing company specializing in the accounting and finance fields. As President and a member of the Board of Directors, Mr. Hartley helped grow AccountAbilities to a $100 million revenue company. From 1995 until 2005, Mr. Hartley worked in various staffing industry consulting capacities including Deloitte and Touches’ Resource Connection, Norell’s Professional Group and RSM McGladrey’s Outsourcing Group. In 1994, he founded Creative Financial Staffing, Inc. which worked with 29 CPA firms to provide staffing services, an innovative business model at the time. From 1989 through 1994, he was Vice President of Contract Services of Romac International (KForce – NASDAQ KFRC). From 1983 through 1989, Mr. Hartley was employed by Robert Half International (NYSE RHI), including Manager of the Contracts Division. Mr. Hartley holds a BA in Political Science from American International College.

Adam Wasserman, 48, is the Chief Financial Officer of the Company. Since November 1999, Mr. Wasserman has been CEO of CFO Oncall, Inc., a Weston, Florida-based provider of consultant accounting services specializing in financial reporting, budgeting and planning, mergers and acquisitions, audit preparation services, accounting, automated systems, banking relations and internal controls. Mr. Wasserman has served as the Chief Financial Officer of Transax International Limited since May 2005, Chief Financial Officer of Oriental Dragon Corp, (formerly Emerald Acquisition Corp.) since June 2010, and as the Vice President of Financial Reporting of China Wind Systems, Inc., both clients of CFO Oncall, Inc. Mr. Wasserman currently serves as a member of the boards of directors for China Direct Industries, Inc. (NasdaqGM: CDII) and Bohai Pharmaceuticals Group, Inc. (OTCBB: BOPH) since January 2010 and July 2010, respectively. Mr. Wasserman has also served as the Chief Financial Officer of Relationserve, Inc. (August 2005 to June 2006), Lotus Pharmaceuticals Inc. (October 2006 until April 2009), Explorations Group Inc. (January 2002 until December 2005), and other companies, all client companies of CFO Oncall, Inc. From June 1991 to November 1999, he was Senior Audit Manager at American Express Tax and Business Services, in Fort Lauderdale, Florida where his responsibilities included supervising, training and evaluating senior staff members, work paper review, auditing, maintaining positive client relations, preparation of tax returns and preparation of financial statements and the related footnotes. From September 1986 to May 1991, he was employed by Deloitte & Touche, LLP. During his employment, his significant assignments included audits of public (SEC reporting) and private companies, tax preparation and planning, management consulting, systems design, staff instruction, and recruiting. Mr. Wasserman holds a Bachelor of Science from the State University of New York at Albany. He is a member of The American Institute of Certified Public Accountants and is the treasurer and an executive board member of Gold Coast Venture Capital Association.

Alfonso J. Cervantes, 62, is the President, Treasurer, Secretary and a director of the Company. Since 2002, Mr. Cervantes has been a principal and Chief Executive Officer of Trilogy Capital Partners, Inc., a New York-based financial services group engaged in merchant banking, strategic advisory services and financial communications. His experience includes mergers and acquisitions, Alternative Public Offerings, corporate communications and reorganization of middle-market companies. In 2011, Mr. Cervantes formed TRIG Capital Group, LLC, of which he is the Managing Member. TRIG Capital Group is a private equity firm based in Plantation, Florida with offices in New York focused on middle market companies. Mr. Cervantes was the founder and a Member of Regeneration Capital Group, LLC from 2008 to 2011. Regeneration Capital, based in New York, is engaged in merchant banking activities, principally for U.S. listed Chinese companies. Mr. Cervantes sold his interest in Regeneration in 2011. In 2011, Mr. Cervantes formed and is the Managing Member of China 360° Solutions, LLC, which is engaged in the provision of forensic due diligence and financial advisory services for publicly held Chinese companies. Throughout the 1990s, Mr. Cervantes was engaged in the reorganization and recapitalization of distressed middle market companies serving as interim CEO for a number of public and private entities facilitating Chapter 11s, Chapter 7s and out-of-court reorganizations. Mr. Cervantes graduated from Webster University in St. Louis with a Bachelor of Arts degree.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

The Company has not entered into any employment agreements with any of its officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2012

GOLDEN FORK CORPORATION

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes President